                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant to 240.14a-11(c) or 240.14a-12

                      ELECTRONICS COMMUNICATIONS CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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    (4) Proposed maximum aggregate value of transaction:
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    (5) Total fee paid:
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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
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
                        ELECTRONICS COMMUNICATIONS CORP.
                                  10 PLOG ROAD
                          FAIRFIELD, NEW JERSEY 07004

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                                                                October 17, 1996

    This proxy statement sets forth certain information with respect to the accompanying proxy proposed to be used at the 1996 Annual Meeting of stockholders (the "Meeting") of Electronics Communications Corp. (the "Company") or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The proxy statement and enclosed form of proxy are first being mailed to stockholders on October 17, 1996. The board of directors of the Company solicits this proxy and urges you to sign the proxy, fill in the date and return same immediately.

    Shares of the Company's common stock, $0.05 par value (the "Common Stock"), represented by valid proxies in the enclosed form, executed and received in time for the meeting, will be voted as directed, or if no direction is indicated, will be voted for the election as directors of the nominees described herein and in favor of proposal No. 2 and proposal No. 3. Proxies are being solicited by mail, and, in addition, officers and regular employees of the Company may solicit proxies by telephone or personal interview. As is customary, the expense of solicitation will be borne by the Company. The Company will also reimburse brokers for the expenses of forwarding proxy solicitation material to beneficial owners of shares held of record by such brokers. Your prompt cooperation is necessary in order to insure a quorum and to avoid expense and delay.

    PROXIES ARE REVOCABLE AT ANY TIME PRIOR TO BEING VOTED EITHER BY WRITTEN NOTICE DELIVERED TO THE SECRETARY OF THE COMPANY OR BY VOTING AT THE MEETING IN PERSON.

    The mailing address of the principal executive offices of the Company is 10 Plog Road, Fairfield, NJ 07004. The annual report of the Company for the fiscal year ended December 31, 1995 ("Fiscal 1995") including consolidated financial statements, supplementary financial information and management's discussion and analysis of financial condition and results of operations, accompanies this proxy statement.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Company's by-laws provide that the board of directors be comprised of six (6) directors. The board of directors have, pursuant to the by-laws, fixed the number of directors to serve until the next annual meeting of stockholders at six (6). Therefore, six (6) directors are to be elected until the next annual meeting or until their successors have been elected and qualified. Proxies are solicited in favor of the nominees named below, all of whom are now serving as directors. In the event one or more of the nominees is unable to serve as a director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the board of directors. The Company is unaware of any information which would indicate that any of the nominees will be unable to serve and is not presently considering any additional persons to serve on the board.

                                                                                     POSITIONS AND OFFICES
NAME                                                          AGE               PRESENTLY HELD WITH THE COMPANY
------------------------------------------------------------  --- ------------------------------------------------------------
William S. Taylor...........................................  34  CEO, President and Chairman of the Board
Les Winder..................................................  42  Executive Vice President, Treasurer and Director
Brenda Taylor...............................................  56  Secretary and Director
Mal Gurian..................................................  69  Director
Robert DePalo...............................................  41  Director
Ira J. Tabankin.............................................  47  Director

    A director is elected to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified. Vacancies on the Board of Directors may be filled by the remaining directors until the next annual meeting of stockholders. The Company's officers are appointed by the board of directors and hold office at the will of the Board.

    Mr. Taylor was appointed the President and Chief Executive Officer and was elected Chairman of the Board of the Company in February 1994. Mr. Taylor is a co-founder of Trade Zone and Free Trade and has been an executive officer of each since 1992 and was appointed the President of these companies in 1993. Mr. Taylor was President and founder of Cellcom Telephone Company and served as its President from 1984-1992. Cellcom Corp., the parent of Cellcom Telephone Company, filed for protection under Chapter 11 of the United States Bankruptcy Code in April 1992. On October 7, 1993, Cellcom Corp.'s modified and consolidated plan of reorganization was confirmed and as of the date hereof has been substantially consummated within the meaning of Section 1101 (2) of the Bankruptcy Code. Mr. Taylor remains a director and secretary of Cellcom Corp. Mr. Taylor is a member of the Radio Club of America, one of the oldest and most prestigious communication organizations in the United States. Mr. Taylor is a frequent speaker in the cellular communications industry and has been the recipient of numerous industry awards.

    Mr. Winder was appointed Vice President and Treasurer of the Company in February 1994, in connection with the acquisition of Free Trade and Trade Zone. Mr. Winder has been engaged in the cellular telephone industry since its inception in the early 1980's. From 1983-1992 he co-founded and was Vice President of EMA, Inc. and Jersey Cellular Systems, Inc. Both of which companies were engaged in cellular sales and marketing. During the same period Mr. Winder was General Partner of Eastern Marketing Associates, which acted as sales and marketing consultants to many large cellular equipment manufacturers. Mr. Winder is a member of the Radio Club of America.

    Mrs. Taylor, mother of William S. Taylor, was appointed Secretary and elected Director of the Company in February 1994. Mrs. Taylor is a co-founder of Trade Zone and Free Trade and has been an executive officers of each since their inception. From 1984-1991, Mrs. Taylor was Secretary and office manager of Cellcom Telephone Company. See Mr. Taylor's biography for information concerning the bankruptcy proceeding of Cellcom Corp., the parent of Cellcom Telephone Company.

    Mr. Gurian was elected a Director of the Company in March 1995. From January 1993 to the present, Mr. Gurian has been Chairman of the Board and CEO of GlobaLink Communications, Inc. From February 1995 to the present, Mr. Gurian has been Chairman and CEO of Authentix Network, Inc. From early 1992 to January 1993, Mr. Gurian was the CEO and a director of Universal Cellular Corporation. From early 1989 until late 1991 Mr. Gurian served as President of Cellcom Cellular Corporation. From 1980 until 1988 Mr. Gurian was the President and a director of the Cellular Telephone Division of OKI Telecom ("OKI"), a division of OKI Electrics Industries, a Japanese Corporation, the first manufacturer of cellular telephones in the world. While at OKI, Mr. Gurian was responsible for OKI's receipt of the first FCC Type Certification for a cellular telephone and negotiated for OKI the only private label contract with the seven regional Bell companies. Under Mr. Gurian's management, OKI introduced the first briefcase transportable cellular telephone, the OKI/Chysler "Visor Phone" and OKI's credit card "swipe" telephone. Mr. Gurian has served as an executive advisor to TRW Wireless Communications. He is on the advisory board of SIMS Communications, Inc. Mr. Gurian has received many awards including the "Sarnoff Citation" and "Fred Link Mobile Radio Award" from the Radio Club of America and the "Chairman's Award" which is the high recognition bestowed by the National Association of Business and Education Radio. Mr. Gurian is currently a Fellow of the Radio Club of America and has been a Director from 1977 to 1980, Vice President from 1980 to 1992, Executive Vice President in 1993 and President in 1994 of that organization.

    Mr. Depalo was elected a Director of the Company in November 1995. Mr. DePalo has been in excess of the last 5 years a private investment banker and sole shareholder of Bayside Federal Equities, a private investment banking and consulting firm. Mr. DePalo graduated New York University with a B.S. in Accounting and received his M.B.A. in Management from Mercy-L. I. U. College.

    Mr. Tabankin was elected a Director of the Company in September 1995. From 1994 to the present, Mr. Tabankin has been President of 4 Sight L.C., a computer software development joint venture between 4 Sight International and CE Software. From 1991 to 1994, Mr. Tabankin was the General Manager of Robert Bosch Corporation, responsible for the start up of that corporation's cellular telephone products division. From 1987 to 1991, Mr. Tabankin was the Group Vice President of Novatel Communication. At Novatel Communications, Mr. Tabankin's responsibilities included the strategic planning, product development, multi-site manufacturing, sales and marketing of Novatel's cellular telephone products division.

    For information concerning meetings, committees and compensation paid to the above nominees during Fiscal 1995, see "Information Concerning the Board of Directors and Committees."

                                 PROPOSAL NO. 2
            TO RATIFY THE SELECTION OF STETZ, BELGIOVINE CPA's, P.C.
                  AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    The board of directors has recommended that Stetz, Belgiovine CPA's, P.C. be retained as the Company's independent certified public accountants for the fiscal year ending December 31, 1996. Although this recommendation is not required to be submitted to a vote of stockholders, the board of directors believes it appropriate as a matter of policy that this recommendation be submitted for ratification at the Company's annual meeting. In the event the stockholders do not ratify the retention of Stetz, Belgiovine CPA's, P.C., the selection of other independent auditors will be considered by the board of directors. See "Relationship with Independent Certified Public Accountants."

STOCKHOLDER VOTE REQUIRED

    The affirmative vote of the holders of a majority of the shares present in person and by proxy and voting at the Meeting is required for ratification of the selection of independent certified public accountants.

    The board of directors recommends a vote FOR ratification of the selection of Stetz, Belgiovine CPA's P.C.

                       VOTING SECURITIES AND RECORD DATE

    Holders of Common Stock of the Company of record at the close of business on October 11, 1996, are entitled to notice and to vote at the Meeting. At the close of business on October 11, 1996, the Company had 11,915,515 shares of Common Stock outstanding, each of which entitled the holder thereof to one vote.

                                 PROPOSAL NO. 3
                RATIFICATION OF PURCHASE BY CERTAIN OFFICERS AND
                     DIRECTORS OF SERIES B PREFERRED STOCK

    The Board of Directors has adopted, subject to shareholder ratification, the purchase by certain Officers and Directors of 4,000,000 shares of the Company's Series B Preferred Stock (1996 Officer and Director Purchase). The purpose of this board approved purchase is to foster and promote the financial success of the Company and increase stockholder value by strengthening the Company's ability to attract and retain qualified officers and directors in the employ of the Company by furnishing suitable recognition of their efforts which contributed to the success of the Company and to align their interest to the long-term interest of the Company's stockholder.

PARTICIPANTS, TERMS AND CONDITIONS

    On July 23, 1996 the Board of Directors of the Company at a Special Meeting of the Directors authorized the purchase of an aggregate of 4,000,000 Series B Preferred Shares of the Company by Brenda Taylor (1,000,000), William S. Taylor (1,000,000), Les Winder (1,000,000) and Robert DePalo (1,000,000). The board authorized the sale of the shares in return for their personal guarantees of approximately $3,000,000 of the Company's Subordinated Convertible Debentures and certain other financial accommodations. Each share of Series B Preferred Stock is valued at $1.50 per share and convertible into 1.5 shares of the Company's Common Stock. The Series B Preferred Shares are payable by a three year Promissory Note bearing interest at the rate of 7% per annum, with interest accruing, but not payable until the securities are sold. The Promissory Notes shall automatically be extended for additional one-year terms. The Series B Preferred Shares are fully paid and non-assessable. The Promissory Notes are non-recourse, but are collateralized by a Pledge of the Stock.

    These Series B Preferred Shares are subject to a three (3) year vesting period pursuant to which 1/3 of the shares will vest immediately, and thereafter, on July 23, 1997, if Brenda Taylor and Messrs. Taylor, Winder and DePalo are still employed by or a director of the Company at such time, an additional one-third shall best and thereafter on July 23, 1998, if the aforementioned individuals are still employed by or a director of the Company at such time, the balance shall vest.

    On July 23, 1996 the Company reserved 6,000,000 common shares for issuance upon the conversion of these Series B Preferred Shares.

    THE BOARD OF DIRECTORS HAS APPROVED THE PURCHASE BY CERTAIN OFFICERS AND DIRECTORS OF 4,000,000 SHARES OF THE COMPANY'S SERIES B PREFERRED STOCK AND RECOMMENDS A VOTE FOR THE APPROVAL AND RATIFICATION OF SUCH PURCHASE. SUCH APPROVAL AND RATIFICATION REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF SHARES OF COMMON STOCK ENTITLED TO VOTE AND REPRESENTED IN PERSON OR BY PROXY AT THE MEETING. IF THIS PURCHASE BY CERTAIN OFFICERS AND DIRECTORS IS NOT RATIFIED THE BOARD OF DIRECTORS WILL CONTEMPLATE REVERSING THE TRANSACTION.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of October 11, 1996, the number and percentage of shares of Common Stock of the Company, owned of record and beneficially, by each person known by the Company to own 5% or more of such stock, each director of the Company and by all executive officers and directors of the Company, as a group:

                                                                                               APPROXIMATE
                                                                                             NUMBER OF SHARES     APPROXIMATE
NAMED AND ADDRESS OF                                                                         OF COMMON STOCK     PERCENTAGE OF
  BENEFICIAL OWNER                                                                          BENEFICIALLY OWNED     CLASS(1)
------------------------------------------------------------------------------------------  ------------------   -------------
William S. Taylor.........................................................................      2,676,750(2)         18.7%
10 Plog Road
Fairfield, NJ 07004
Les Winder................................................................................      2,066,750(3)         14.8%
10 Plog Road
Fairfield, NJ 07004
Brenda Taylor.............................................................................      2,323,500(4)         16.5%
10 Plog Road
Fairfield, NJ 07004
Robert DePalo.............................................................................      1,975,000(7)         14.3%
10 Plog Road
Fairfield, NJ 07004
Mal Gurian................................................................................         20,000(5)            *
14 Old Farmstead Road
Chester, NJ 07930
Ira J. Tabankin...........................................................................        --                --
1851 N.W. 150th Court
Clive, Iowa 50325
Technics In Design & Manufacturing, Inc...................................................        800,000(6)          6.3%
One Great Neck Road
Great Neck, NY 11021
All Officers and Directors as a group (6 persons).........................................      9,062,000(8)         44.5%

------------------------

(1) There were 11,915,515 shares of Common Stock outstanding as of October 11, 1996

(2) Includes 736,750 shares of Common Sock issuable upon exercise of the A Warrants, 150,000 shares of Common Stock issuable upon the exercise of the B Warrants and 1,500,000 shares of Common Stock issuable upon the conversion of Series B Preferred Shares.

(3) Includes 516,750 shares of Common Stock issuable upon the exercise of the A Warrants and 1,500,000 shares of Common Stock issuable upon the conversion of Series B Preferred Shares.

(4) Includes 70,000 shares owned by Stewart Taylor, father of William S. Taylor and husband of Brenda Taylor, an aggregate of 483,500 (41,750 held by Stewart Taylor and 441,750 held by Brenda Taylor) shares of Common Stock issuable upon exercise of A Warrants, an aggregate of 150,000 (75,000 held by Stewart Taylor and 75,000 held by Brenda Taylor) shares of Common Stock issuable upon exercise of the B Warrants and 1,500,000 shares of Common Stock issuable upon the conversion of Series B Preferred Shares.

(5) Includes 20,000 shares of Common Stock issuable upon the exercise of stock options.

(6) Includes 800,000 shares of Common Stock issuable upon the exercise of A Warrants.

(7) Includes 400,000 shares of Common Stock issuable upon exercise of A Warrants and 1,500,000 shares of Common Stock issuable upon conversion of Series B Preferred Shares.

(8) Includes an aggregate of 8,457,000 shares of Common Stock issuable upon the exercise of warrants and options and the conversion of Series B Preferred Stock owned by Officers and Directors.

*   Less than 1%

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten-percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1995 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

            INFORMATION CONCERNING BOARD OF DIRECTORS AND COMMITTEES

DIRECTOR'S FEES

    During Fiscal 1995, the Company paid no director's fees. All directors are reimbursed for travel and other expenses relating to attendance at board meetings. Directors who are officers of the Company receive no additional compensation for service on the board. The present board does not have any committees.

COMMITTEES AND MEETINGS

    During Fiscal 1995, the board of directors met formally six (6) times. All such meetings were attended either personally or telephonically by all of the directors.

                             EXECUTIVE COMPENSATION

    The following table sets forth certain summary information regarding the compensation of the Company's Chief Executive Officer and each of its other executive officers whose total salary and bonus for the fiscal year ended December 31, 1995 exceeded $100,000:

NAME                                                FISCAL YEAR                      POSITION                        SALARY
--------------------------------------------------  ----------- --------------------------------------------------  --------
William S. Taylor.................................      1995    President, CEO and Chairman                         $166,641
                                                        1994    President, CEO and Chairman                         $ 83,212
                                                        1993    CEO and Chairman                                    $ 82,250
Les Winder........................................      1995    Executive Vice President and Treasurer              $117,245
                                                        1994    Vice President and Treasurer                        $ 70,786
                                                        1993    Vice President and Treasurer                        $ 28,300
Brenda Taylor.....................................      1995    Secretary and Director                              $ 38,278
                                                        1994    Secretary and Director                              $ 35,173
                                                        1993    Secretary and Director                              $ 21,600
All executive officers as a group (three                1995                                                        $322,164
  persons)........................................      1994                                                        $189,171
                                                        1993                                                        $132,150

STOCK OPTION PLAN

    On September 27, 1994, the Board of Directors of the Company adopted a Stock Option Plan (the "Plan") The Plan was amended by the Board of Directors on November 22, 1994, and approved by stockholders on February 15, 1996, to increase the number of shares as to which options may be granted from 100,000 to 300,000. The Plan permits the granting of awards to employees, directors and consultants of the Company stock options. Stock options granted under the Plan may be "incentive stock options," meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options which do not meet the requirements of Section
422. The Plan provides that 300,000 shares of Common Stock are reserved for issuance pursuant to awards granted under the Plan. As of the date hereof, there were 20,000 shares subject to stock options outstanding under the Plan. All options granted pursuant to the Plan will be at least 85% of the fair market value of the Company's Common Stock on the date of grant.

    The Plan is administered by a committee which was appointed by the Board of Directors. The Plan gives broad powers to the committee to administer and interpret the Plan, including the authority to select the individuals to be granted options, and to prescribe the particular form and conditions of each option granted.

A WARRANTS

    On June 3, 1996, the Board of Directors of the Company authorized the issuance to officers and directors of the Company an aggregate of 1,800,000 A Warrants to purchase 1,800,000 shares of common stock as compensation for certain loans and guarantees made by Brenda Taylor and Messrs. Taylor, Winder and DePalo. Ms. Taylor and Mr. DePalo were each issued 400,000 A Warrants. Mr. Taylor and Mr. Winder were each issued 500,000 A Warrants. The Company reserved 1,800,000 common shares for issuance upon the exercise of such A Warrants.

B WARRANTS

    On November 22, 1994, the Board of Directors of the Company authorized the sale to officers, directors, principal stockholders and consultants of the Company an aggregate of 1,000,000 B Warrants to purchase 1,000,000 shares of Common Stock at $5.00 per share. The price per B Warrant is $.10. On January 20, 1995, the Company agreed to reduce the exercise price of an aggregate of 300,000 B Warrants from $5.00 to $2.50 owned by William S. Taylor (150,000), Brenda Taylor (75,000) and Stewart Taylor (75,000). In addition, the exercise period of these 300,000 B Warrants was changed so that they did not become exercisable until February 1, 1996 and expire on May 12, 1999. In exchange, the Company received certain financial guarantees and extensions of certain loans due by the Company to William S. Taylor and Stewart Taylor. On November 16, 1995, William
S. Taylor, Brenda Taylor, Stewart Taylor and Les Winder each sold for $10 per B Warrant, 33,250 B Warrants or an aggregate of 133,000 B Warrants to Mr. Joseph Albanese. On November 16, 1995, William S. Taylor, Brenda Taylor and Stewart Taylor each sold, for $.10 per B Warrant 50,000 B Warrants or an aggregate of 150,000 B Warrants to Gary Holman. On November 16, 1995, Les Winder sold, for $.10 per B Warrant, 50,000 B Warrants to Deborah Lanava (40,000), and Merritt Fine (5,000) and Pauline Eskovitz (5,000). On November 20, 1995, the Board of Directors authorized an amendment to the Warrant Agreement between the Company and American Stock Transfer and Trust Company, (the Company's Warrant Agent) to provide for the consolidation of B Warrant having the same economic terms as outstanding A Warrants and to permit the holders of such B Warrants to hold A Warrants. Accordingly, as of the date hereof, there are 300,000 B Warrants remaining outstanding. See "Item 11. Security Ownership of Certain Beneficial Owners and Management" and "Item 12. Certain Relationships and Related Transactions."

SERIES B PREFERRED SHARES

    On July 23, 1996 the Board of Directors of the Company at a Special Meeting of the Board of Directors authorized the issuance of an aggregate of 4,000,000 Series B Preferred Shares of the Company to Brenda Taylor (1,000,000) and Messrs. Taylor (1,000,000), Winder (1,000,000) and DePalo (1,000,000) in
return for their personal guarantees of approximately $3,000,000 of the Company's Subordinated Convertible Debentures. Each share of Series B Preferred Stock is valued at $1.50 per share and convertible into 1.50 shares of Common Stock. The Series B Preferred Shares are payable by a three year Promissory Note bearing interest at the rate of 7% per annum, with interest accruing, but not payable until the securities are sold. The Promissory Notes are immediately extended for additional one-year terms. The Series B Preferred Shares are fully paid and non-assessable. The Promissory Notes are non-recourse, but are collateralized by a Pledge of the Stock.

    These Series B Preferred Shares are subject to a three (3) year vesting period pursuant to which 1/3 of the shares will vest immediately, and thereafter, on July 23, 1997, if Brenda Taylor and Messrs. Taylor, Winder and DePalo are still employed by or a director of the Company at such time, an additional one-third shall best and thereafter on July 23, 1998, if the aforementioned individuals are still employed by or a director of the Company at such time, the balance shall vest.

    On July 23, 1996 the Company reserved 6,000,000 common shares for issuance upon the conversion of these Series B Preferred Shares.

EMPLOYMENT AGREEMENTS

    Effective December 1, 1994, the Company entered into an employment agreement with Mr. Taylor for a term of five years with an option for additional three one-year terms. The agreement provides for annual compensation of $150,000 during the term of the employment agreement and entitles Mr. Taylor to certain fringe benefits, including an automobile, maintenance, disability insurance, medical benefits and life insurance coverage. Mr. Taylor has agreed that during the term of his agreement and for 12 months thereafter (unless the agreement is terminated without cause), he will be subject to non-competition provisions. Upon termination of employment without cause, Mr. Taylor will be entitled to a lump sum payment of $75,000 times the number of years of his employment by the Company.

    On May 17, 1995, the Company entered into an employment agreement with Mr. Les Winder, which agreement was amended on October 1, 1996. The term of the agreement is for five years with an option for additional one year terms. The agreement provides for annual compensation of $137,500 during the term of the employment agreement and entitles Mr. Winder to certain fringe benefits, including an automobile (leasing and insuring), disability insurance, medical benefits and life insurance coverage. Mr. Winder has agreed that during the term of his agreement and for 6 months thereafter (unless the agreement is terminated without cause), he will be subject to non-competition provisions. Upon termination of employment without cause, Mr. Winder will be entitled to a lump sum payment of 50,000 times the number of years of his employment by the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On February 1, 1994 (retroactive to January 1, 1994), the Company in exchange for 1,000,000 shares of Common Stock, acquired all of the outstanding equity shares of Free Trade and Trade Zone connection with the transaction, William S. Taylor received 440,000 shares, Brenda Taylor received 220,000 shares, Stewart Taylor received 220,000 shares, Les Winder received 100,000 shares and Fawn Taylor McCauley received 20,000 shares. In exchange for the shares of Free Trade and Trade Zone for which they had paid the aggregate of approximately $75,000.

    During fiscal years 1992, 1993 and 1994, Les Winder, the Company's Vice President, loaned the Company an aggregate of $29,462. The loan bears interest at varying rates of 6 1/2% to 7 1/2% per annum. As of December 31, 1994, the outstanding amount due to Mr. Winder was $20,962 with interest at 7 1/2%, this loan was repaid during 1995. In November 1995 Mr. Winder loaned the Company $50,000. The proceeds of this loan were used to collateralize a loan with a bank. This loan is unsecured and bears interest at the rate of 10%. In addition, Mr. Winder pledged 50,000 shares of the Company's Common Stock owned by him as additional security for the loan with the bank and personally guaranteed the Company's obligations ($1,150,000) due to the bank.

    During fiscal years 1992, 1993 and 1994, William S. Taylor loaned the Company and aggregate of $197,816. The largest amount outstanding at any given time during that period was $128,924. As of December 31, 1994, the Company was not indebted to Mr. Taylor. The loans bear interest at varying rates between 6 1/2% to 17% per annum with a weighted interest of 7.5%.

    During fiscal year 1995 Mr. Taylor loaned the Company an aggregate of $263,778. As of December 31, 1995, the outstanding amount due to Mr. Taylor was $111,069 with interest at 10%. In addition, Mr. Taylor pledged 210,000 shares of the Company's Common Stock owned by him as additional security for the loan with the bank and personally guaranteed the Company's obligations ($1,150,000) due to the bank.

    In June 1994, the Company loaned Mr. Taylor $82,392, bearing interest at the fluctuating prime lending rate and was secured by certain collateral that was previously pledged by Mr. Taylor to the Company's bank as a financial accommodation to the Company. In September 1994, the bank released the collateral, which Mr. Taylor then sold to repay the loan. As of December 31, 1994, Mr. Taylor is not indebted to the Company.

    In November 1995 Mr. Robert DePalo, a director of the Company, personally guaranteed $1,150,000 due by the Company to a bank.

    During fiscal years 1991, 1992, 1993 and 1994, Stewart Taylor loaned the Company an aggregate of $284,741. The loan has been repaid from time to time and as of December 31, 1994, there remains $42,357 to Mr. Taylor. During fiscal year 1995, Stewart Taylor loaned the Company an additional $47,444 which has been repaid from time to time. The largest amount outstanding at any time was $60,854. At December 31, 1995, the amount outstanding was $40,936 with interest at 10.65%. These various loans bear interest at varying rates between 6 1/2% to 17% per annum with a weighted average interest of 10.38%. At December 31, 1994, the interest was 9.8%.

    In November 1995 Mrs. Brenda Taylor loaned the Company $50,000. The proceeds of this loan was used to collateralize a loan with a bank. This loan is unsecured and bears interest at the rate of 10%.

    The interest rate charged by the above lenders represent the cost of funds incurred by them from unrelated banking institutions. Unless otherwise specified, the proceeds from the loans were used for general working capital purposes. Management believes that the loans made to the Company by affiliates are on terms as favorable to the Company as those which would have been available from an independent third party in arm's length negotiations. The Board of Directors has agreed to compensate these individuals for the financial guarantees and financial accommodations provided by them to the Company. However, as of the date hereof, the Board has not determined what compensation will be paid to these individuals.

    In December 1994, the Company sold for $.10 each an aggregate of 990,000 B Warrants to purchase an equal number of shares of Common Stock at a price of $5.00 per share to William S. Taylor (470,000), Les Winder (100,000), Brenda Taylor (200,000), Stewart Taylor (200,000) and Fawn Taylor McCauley (20,000). The Warrants are exercisable immediately and expire on the fourth anniversary of the Effective Date. In payment, the Company received promissory notes to the Company aggregating $99,000. The notes bear interest at the rate of 8% per annum and are due the earlier of the date of exercise of the B Warrants or December 1, 1996. On January 20, 1995, the Company agreed to reduce from $5.00 to $2.50 the price of 300,000 B Warrants (150,000 owned by William S. Taylor and 75,000 each owned by Brenda and Stewart Taylor) and extend to February 1, 1996 the exercise period to commence on February 1, 1996 of the 300,000 B Warrants. In exchange, the Company received certain financial guarantees and extensions of certain loans due by the Company to William S. Taylor and Stewart Taylor.

    All future transactions and loans between the Company and officers, directors and 5% shareholders will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of the independent, disinterested directors of the Company.

           RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    The Company's board of directors have appointed Stetz, Belgiovine CPA's P.C., independent certified public accountants to serve as auditors for fiscal 1996. Stetz, Belgiovine CPA's P.C. audited the Company's financial statements as of and for each of the years ended December 31, 1994 and 1995.

    A representative of the firm of Stetz, Belgiovine CPA's P.C. is expected to be present at the meeting and will be available to respond to appropriate questions. They will be given an opportunity to make a statement if they desire to do so.

                                 ANNUAL REPORT

    A copy of the Company's Form 10-KSB Annual Report for the fiscal year ended December 31, 1995, filed by the Company with the Securities and Exchange Commission, including the financial statements and schedules thereto is enclosed herewith.

                             STOCKHOLDER PROPOSALS

    Proposals by Stockholders intended to be presented at the next annual meeting to be held in 1997 must be received by the Secretary of the Company on or before May 30, 1997 in order to be included in the proxy statement for that meeting.

                                 OTHER BUSINESS

    There is no matter other than those described above, so far as is known to the management of the Company, at the date of this proxy statement, to be acted on at the meeting. It is intended, however, if other matters come up for action at said meeting or any adjournments thereof, that the persons named in the enclosed form of proxy shall, in accordance with the terms of the proxy, have authority in their discretion to vote shares represented by proxies received by them, in regard to such other matters, as seems to said persons in the best interests of the Company and its stockholders.

                              COST OF SOLICITATION

    The Company will bear the cost of the solicitation of proxies from its stockholders. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or other means of communication. The directors, officers and employees of the Company will not be compensated additionally for the solicitation, but may be reimbursed for out-of-pocket expenses in connection with this solicitation. Arrangements are also being made with brokerage houses and any other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company, and the Company will reimburse such brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

                                          ELECTRONICS COMMUNICATIONS CORP.

                                          Brenda Taylor
                                          Secretary

                        ELECTRONICS COMMUNICATIONS CORP.
                                  10 PLOG ROAD
                              FAIRFIELD, NJ 07004

                            ------------------------

                            NOTICE OF ANNUAL MEETING

                             ---------------------

                                                                October 17, 1996

    NOTICE IS HEREBY given that the Annual Meeting of the stockholders of Electronics Communications Corp. (the "Company"), will be held at the Company's offices at 10 Plog Road, Fairfield, New Jersey 07004, on November 7, 1996 at 10:00 A.M., for the following purposes:

    1. To elect a board of directors to each serve until the next annual meeting of stockholders of the Company and until their successors have been duly elected and qualified.

    2. To ratify the selection of the Company's independent certified public accountants for the next fiscal year.

    3. To consider and ratify the purchase by certain Officers and Directors of four million shares of the Company's Series B Preferred Stock.

    4. To transact such other business as may properly come before the meeting or any ad journment or adjournments thereof.

    The board of directors has fixed the close of business on October 11, 1996 as the record date for the determination of stockholders who are entitled to notice of, and to vote at the 1996 Annual Meeting of stockholders. Only stockholders of record as of the close of business on October 11, 1996 will be entitled to notice of and to vote at the annual meeting.

    Please sign, date and mail the enclosed proxy promptly in the enclosed postage-paid envelope so that your shares will be represented at the meeting.

    THE COMPANY URGES THAT AS MANY STOCKHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT AND THEN FILL IN, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE PRESENT IN PERSON AT THE MEETING, YOU MAY VOTE IN PERSON REGARDLESS OF HAVING SENT IN YOUR PROXY. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING AND YOUR PROMPTNESS WILL ASSIST US IN PREPARATIONS FOR THE MEETING.

                                          By Order of the Board of Directors
                                          Brenda Taylor, Secretary

PROXY

                           ELECTRONICS COMMUNICATIONS CORP.
                            ANNUAL MEETING OF STOCKHOLDERS
                                   NOVEMBER 7, 1996

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ELECTRONICS COMMUNICATIONS CORP. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BELOW.

The undersigned stockholder of Electronics Communications Corp. (the "Company") hereby appoints William S. Taylor and Brenda Taylor, the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's offices at 10 Plog Road, Fairfield, New Jersey 07004 on Tuesday, November 7, 1996 at 9:00 a.m., and any and all adjournments thereof, with all of the powers which the undersigned would possess if personally present, for the following purposes:

1.  To elect six Directors.
                                                      FOR      WITHHOLD
Nominees:    William S. Taylor                       [    ]     [    ]
             Les Winder
             Brenda Taylor
             Mal Gurian
             Robert DePalo
             Ira J. Tabankin

INSTRUCTION: To withhold authority to vote for one or more individual nominees, write the nominees' name(s) on the line provided below.

                                            FOR     AGAINST     ABSTAIN
2.  To ratify the selection of Stetz,      [    ]    [    ]      [    ]
    Belgiovine CPA's P.C. as independent
    public accountants of the Company
    for the fiscal year ending
    December 31, 1996.

3.  To ratify the purchase by certain      [    ]    [    ]      [    ]
    Officers and Directors of 4,000,000
    shares of the Company's Series B
    Preferred Stock.

4.  The proxies are authorized to vote as
    they determine in their discretion
    upon such other matters as may
    properly come before the meeting.

THIS PROXY WILL BE VOTED FOR THE CHOICES SPECIFIED. IF NO CHOICE IS SPECIFIED FOR ITEMS 1, 2 AND 3, THIS PROXY WILL BE VOTED FOR THESE ITEMS.

The undersigned hereby acknowledged receipt of the Notice of Annual Meeting and Proxy Statement dated October 17, 1996.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.


DATED:______________________  _______________________________________
                             [Signature]


                             ________________________________________
                             [Signature if jointly held]


                             ________________________________________
                             [Printed Name]


                             Please sign exactly as name appears on stock certificate(s). Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.